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                                                                      EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------




         We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 33-10148, No. 33-24117, No. 33-47239, No. 33-75868 and No. 333-2253) and the Registration
Statements on Form S-8 (No. 33-42223, No. 33-42224, No. 33-05219, No. 33-60795,
No. 33-64092 and No. 33-65069) of Nabi and its subsidiaries of our report dated March 30, 1998, appearing in this Form 10-K.




/s/ Price Waterhouse LLP
---------------------------
PRICE WATERHOUSE LLP
Miami, Florida
March 30, 1998





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